U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 1, 2014

AMERICAN SCIENCE AND ENGINEERING, INC.

(Exact Name Of Registrant As Specified In Its Charter)

MASSACHUSETTS

(State or Other Jurisdiction of Incorporation)

1-6549	04-2240991
(Commission File Number)	(I.R.S. Employer Identification No.)

829 MIDDLESEX TURNPIKE, BILLERICA, MASSACHUSETTS	01821
(Address of Principal Executive Offices)	(Zip Code)

(978) 262-8700

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 1, 2014, American Science and Engineering, Inc. (the “Company”) entered into 2014 Change of Control & Severance Benefit Agreements (the “2014 CiC Agreement”), previously approved by the non-employee members of the Board of Directors of the Company (the “Board”), with Joseph Callerame, Robert Cline, Charles P. Dougherty, Kenneth J. Galaznik, Paul H. Grazewski, Lanning L. Levine and Michael N. Tropeano (collectively, the “Executives”).  These 2014 CiC Agreements replace expiring agreements covering the Executives (each, a “2013 CiC Agreement”) and become effective on April 1, 2014 and terminate on March 31, 2015, although the agreement may be automatically extended for successive one year terms unless the Compensation Committee of the Board provides the Executives with written notice to the contrary at least 30 days before the agreement would otherwise be so extended.  All payments provided for in such agreements are contingent upon the Executive’s providing an effective release of claims against the Company.

Under the 2014 CiC Agreement, if, during the 24 month period following a Change in Control (as defined in the 2014 CiC Agreement), the Company terminates the Executive’s employment other than for cause (as defined in the 2014 CiC Agreement) or the Executive terminates his employment with the Company for good reason (as defined in the 2014 CiC Agreement), the Executive will be eligible to receive (w) accrued compensation (“Accrued Compensation”) consisting of (i) base salary and commissions (if any) earned but not paid; (ii) accrued but unpaid bonuses; and (iii) accrued but unpaid vacation, up to the date of termination; (x) severance pay equal to two times the Executive’s base salary (or, if higher, his highest base salary in effect in the year before the Change in Control) plus the target short term incentive amount for the year of termination; (y) Company payment of COBRA premiums for the Executive, his spouse and dependent children for a period up to 18 months; and (z) immediate vesting of all unvested equity and certain cash-based awards.  The agreement also provides for acceleration of vesting of all unvested equity and certain cash-based awards on a Change in Control that does not result in his ceasing to be employed, if the acquirer is not assuming or replacing such awards.

Outside of a Change in Control and while the 2014 CiC Agreement remains in place, if the Company terminates the Executive’s employment other than for cause or the Executive terminates his employment with the Company for good reason, the Executive will be eligible to receive (i) any Accrued Compensation; (ii) severance pay equal to one times the Executive’s base salary; and (iii) Company payment of COBRA premiums for the Executive, his spouse and dependent children for a period up to 12 months.

The above summary of the 2014 CiC Agreement is qualified in its entirety by the actual agreement, a copy of the form of which is attached to this Current Report on Form 8-K as Exhibit 10.1, and which is incorporated into this Item 5.02 by reference.

Item 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d)  Exhibits

Exhibit Number	Description

10.1	Form of 2014 Change in Control & Severance Benefit Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 3, 2014	AMERICAN SCIENCE AND ENGINEERING, INC.

	By:	/s/ Kenneth J. Galaznik
Kenneth J. Galaznik
Senior Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit
Number	Description

10.1	2014 Change in Control & Severance Benefit Agreement